Bio-Matrix Scientific Group Inc.
A Nevada Corporation
(A Development Stage Company)
Balance Sheet

ASSETS	As of
December 31,
2005
CURRENT ASSETS
Cash	$267
Pre-paid Expenses	5,133
Total Current Assets	5,400

PROPERTY & EQUIPMENT	103,425

Total Other Assets	29,127

TOTAL ASSETS	$137,952

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$23,201
Loan from Parent	444,746
Accrued expenses	2,029

TOTAL CURRENT LIABILITIES	469,976

LONG TERM LIABILITIES	-
TOTAL LIABILITIES	469,976

STOCKHOLDERS' EQUITY
Common Stock, $0.0 par value
25,000 shares authorized;
25,000 shares issued and outstanding	35,921
Deficit accumulated during the development stage	(367,945)

Total Stockholders' Equity (Deficit)	(332,024)

TOTAL LIABILITIES
& STOCKHOLDERS' EQUITY	$137,952

See Notes to Consolidated Financial Statements 2

Bio-Matrix Scientific Group, Inc.
(A Nevada Corpoation)
(A Development Stage Company)
Statement of Operations

Year Ended
December 31,
2005

REVENUES
Sales	$-
Total Revenues	-

COSTS AND EXPENSES	-
General and administrative	186,202
Research and development	135,387
Depreciation and amortization	140
Consulting and professional fees	46,054
Bad debts	-

Total Costs and Expenses	367,783

OPERATING LOSS	(367,783)

OTHER INCOME & (EXPENSES)
Interest expense	(162)
Gain on sale of assets	-
Interest Income	-
Other income	-

Total Other Income & (Expenses)	(162)

NET LOSS	$(367,945)

BASIC AND DILUTED EARNINGS (LOSS) PER SHARE	$(43.67)

WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING	8,425

See Notes to Consolidated Financial Statements 4

Bio-Matrix Scientific Group, Inc.
(A Nevada Coporation)
(A Development Stage Company)
Consolidated Statement of Stockholders' Equity
From August 30, 2005 (inception) through December 31, 2005

	Common		Retained
	Shares	Amount	Earnings	Total

Balance January 1, 2005	0	0	0	0

Shares issued to Parent	25,000	35,921		35,921
Net Loss			(367,945)	(367,945)
Balance December 31, 2005	25,000	35,921	(367,945)	(332,024)

See Notes to the Consolidated Financial Statements 6

Bio-Matrix Scientific Group, Inc.
(A Nevada Corporation)
(A Development Stage Company)
Statements of Cash Flows

Year Ended
December 31,
2005
CASH FLOWS FROM OPERATING ACTIVITIES

Net (loss)	$(367,945)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation expense	140
Changes in operating assets and liabilities:
Receivables	-
Prepaid Expenses	(5,133)
Deposits	(29,127)
Deferred compensation	-
Deferred interest	-
Accounts payable and accrued expenses	25,231
Net Cash Provided by (Used in) Operating Activities	(376,835)

CASH FLOWS FROM INVESTING ACTIVITIES

Capital expenditure for property and equipment	(103,565)
Net Cash Provided by (Used in) Investing Activities	(103,565)

CASH FLOWS FROM FINANCING ACTIVITIES

Common stock issued to Parent	35,921
Net borrowings from intercompany	444,746
Net Cash Provided by (Used in) Financing Activities	480,667

Net Increase (Decrease) in Cash	267
Cash at Beginning of Year	-
Cash at End of Year	$267

Supplemental Cash Flow Disclosures:
Cash paid during period for interest	$-
Cash paid during period for taxes	$800

See Notes to Consolidated Financial Statements 7

EARNINGS PER SHARE

			Cumulative
		Common	Common	Days	Weighted
		Shares	Shares	365	Average
Year Ended
Dec-05
	8/29/2005		-	365	0
	30-Aug-05	25,000	25,000	123	8,425
	31-Dec-05	0	-	0	0
	31-Dec-05	0	-	0	0
	31-Dec-05	0	-	0	0
	31-Dec-05	0	-	0	0
	12/35/05	0	-
	31-Dec-05	0	-
	31-Dec-05	0		0	0
Cumulative Shares			-	488

Weighted Average Number of Common Shares Outstanding					8,425

	Earning (Loss) Available to Common Stockholders					(367,945)
		Basic Earnings (Loss) Per Share				(43.67)

To the Board of Directors
Bio-Matrix Scientific Group, Inc.
A Nevada Corporation

Report of Independent Registered Public Accounting Firm

We have audited the accompanying balance sheet of, Bio-Matrix Scientific Group, Inc.
A Nevada Corporation as of December 31, 2005 and the related statement of operations, changes in stockholders’ equity and cash flow for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bio-Matrix Scientific Group, Inc.
A Nevada Corporation as of December 31, 2005, and the results of their operations and its cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 6 to the consolidated financial statements, the Company’s losses from operations raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Armando C. Ibarra
__________________________________
ARMANDO C. IBARRA, CPA

April 28, 2005
Chula Vista, Ca. 91910

371 “E” Street, Chula Vista, CA 91910
Tel:(619)422-1348	Fax: (619)422-1465